                      COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT is made as of December 30, 1996 between FINET HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and each of the purchasers (unless otherwise stated, the singular "Purchaser" shall include the plural "Purchasers", and vice versa) whose names and authorized signatures appear on the signature page hereto (the "Signature Page").

                             R E C I T A L S:

WHEREAS, the Company has authorized the issuance and sale outside the United States (as that term is defined in Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act") of 6,000,000 shares of its Common Stock (the "Shares); and

WHEREAS, the Purchasers desires to purchase and the Company desires to sell the Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties have agreed as follows:

1. Purchase and Sale of the Shares. The Company agrees to sell to the Purchasers and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Shares for the purchase price set forth opposite such Purchaser's name on the Signature Page.

2. Closing Date; Escrow; Delivery. Subject to the Company satisfying the conditions for becoming a Reporting Issuer as that term is defined in Rule 902(l) of Regulation S of the Securities Act, by or before January 15, 1997, the closing date shall be the date the Company becomes a Reporting Issuer (the "Primary Closing Date"). In such event, on the Primary Closing Date each of the Purchasers shall deliver payment of the Purchase Price for such Purchaser's Shares in immediately available funds to the Company or its appointed agent, and certificates representing the Shares to be purchased by the Purchasers shall be delivered by the Company to an escrow account for the Purchasers maintained with Continental Stock Transfer & Trust Company, Inc. or comparable escrow agent. On the 41st day after the Primary Closing Date the Share certificates, whose transfer shall be unrestricted, shall be released from escrow to the Purchasers.

If the Company does not satisfy the conditions for becoming a Reporting Issuer by or before January 15, 1997, the Purchasers shall have the option to purchase the Shares. The closing date in such event will be mutually agreed upon by the parties (the "Alternative Closing Date") (the Primary and Alternative Closing Dates are collectively referred to herein as the "Closing Date"). On the Alternative Closing Date the Purchasers shall deliver payment of the Purchase Price to the Company or its appointed agent and the Company shall deliver the Share certificates to the Purchasers with appropriate Regulation S restrictive legends. The Purchasers understand that if the Company does not become a Reporting Issuer by or before the Alternative Closing Date, its Share ownership may be subject to up to a 12 month Restricted Period as defined in Rule 902(m) of Regulation S.

     3.   Representations  and  Warranties of  the  Company.   The  Company
represents and warrants to, and agrees with, the Purchasers that:

(a) Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the state of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on it business as presently conducted and as proposed to be conducted. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification, licensing or domestication necessary at this time. The Company has furnished you with copies of its Articles of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

(b) Corporate Power. The Company has now, or will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

(c) Subsidiaries. The Company has no subsidiaries other than (i) Finet Corporation, which is a wholly-owned subsidiary of the Company; (ii) Finet Correspondent, Inc., a wholly-owned subsidiary of the Company; (iii) FWC Shell Company ("FWC"), which is a wholly-owned subsidiary of the Company; (iv) RPM Affiliates, a wholly-owned subsidiary of FWC; (v) RPM Mortgage, Inc., a wholly-owned subsidiary of FWC; and (vi) Fremont
Mortgage, Inc., a wholly-owned subsidiary of FWC (sometimes hereinafter collectively referred to as the "Subsidiaries"). The Company does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization except as may be listed on a Schedule of Exceptions filed as an exhibit hereto.

(d)      Capitalization.  The authorized capital stock of  the  Company  is
30,000,000 shares of Common Stock. There are issued and outstanding 8,796,576 shares of Common Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except (i) that options for 438,876 shares of the Company's Common Stock have been granted to directors, officers and employees of the Company pursuant to the Company's 1989 Incentive Stock Option Plan and are currently outstanding; (ii) a debenture convertible into a maximum of
2,000,000 shares of Common Stock is issued and outstanding to Cumberland Partners; (iii) warrants for 131,167 shares have been granted to underwriters in connection with the May 1993 Unit Offering, and are currently outstanding; and (iv) warrants for 425,000 Common shares have been granted to certain bridge lenders of the Company.
(e)      Authorization.

(i) All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder, has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

(ii) The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

(iii) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Shares or of Common Stock by the Company.

(f) Financial Statements. The Company's audited balance sheet, statement of income and expenses, and Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's unaudited balance sheets, statements of income and expenses, and Quarterly Reports on Form 10-Q for the 3-month periods ending March 31, 1996, June 30, 1996, and September 30, 1996 (hereinafter collectively referred to as the Financial Statements) have been supplied to the Purchaser, are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein and except that the Financial Statements do not contain the footnotes required by generally accepted accounting principles), and fairly present the financial condition of the Company and the results of the operations of the Company as of the date thereof.

(g) The Company has delivered to the Purchaser a copy of its Private Placement Memorandum dated October 1, 1996.

(h) Material Contracts and Commitments. All the material contracts, commitments, agreements, and instruments to which the Company is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by the Company in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. The Company is not in material default under any of such contracts. A list of all such material contracts, agreements and instruments is set forth in Exhibit A hereto.

(i) Compliance with Other Instruments, None Burdensome, etc. Neither the Company nor the Subsidiary is in violation of any term of its respective Articles of Incorporation or Bylaws, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the best knowledge of the Company, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by the Company of this Agreement, and the issuance and sale of the Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company or the Subsidiary is are a party or by which either of them is bound or with respect to which either of them is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the best knowledge of the Company after due inquiry, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company or the Subsidiary. To the best knowledge of the Company after due inquiry, no such term or condition materially adversely affects or in the future (so far as can reasonably be foreseen by the Company at the date of this Agreement) may materially adversely affect the business, property, prospects, condition, affairs, or operations of the Company and the Subsidiary.

(j) Litigation, etc. Other than as listed on Exhibit B hereto, there are no actions, proceedings or investigations pending (or, to the best of the Company's knowledge, any basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any adverse change in the business, prospects, conditions, affairs, or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

(k) Governmental Consent, etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby (except qualification or exemption under the California Corporate Securities Law, which exemption or qualification will be available or obtained and will be effective on the Closing Date).

(l) Offering. The offer, sale and issuance of the Shares in conformity with the terms of this Agreement will not violate the Securities Act.

(m) Use of Proceeds. The net proceeds from the sale of the Shares shall be used to implement the Company's voluntary reorganization/recapitalization plan as set forth in the Private Placement Memorandum dated October 1, 1996.

(n)      Insurance.   Neither  the  Company nor  any  of  its  Subsidiaries
maintain in force any insurance policies as of the date of this Agreement.

(o) Intellectual Property, etc. Neither the Company nor any of its Subsidiaries own the rights to any trademarks, service marks, trade names, copyrights, patents or other intellectual property. Neither the Company nor any Subsidiary has received any notice or claim of infringement of any patents, inventions, rights, trademarks, trade names or copyrights of others with respect to any processes, methods, formulae or procedures used by any of said corporations in the present or planned conduct of their respective businesses.

(p)      Title  to  and  Condition  of Properties.   The  Company  and  the
Subsidiaries have good and marketable title to all their respective tangible and intangible property and assets, including those reflected in the Financial Statements (except such property or assets as have since September 30, 1995 been sold or otherwise disposed of in the ordinary course of business), and such property and assets are subject to no mortgage or security interests, conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations of the Company and the Subsidiary), and subsequent to September 30, 1995 neither the Company nor the Subsidiaries has sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which the Company or the Subsidiaries are a party are in good standing, valid and effective, and there is not under any such lease any existing material default or event which with notice or lapse of time or both would constitute a material default and in respect of which the Company or the Subsidiaries has not taken reasonable steps to prevent such a default from occurring.

(q) Taxes. The Company and the Subsidiaries represent that upon completion of the offering of the Shares they will file all tax returns that are required to have been filed by them prior to the date of this Agreement with appropriate federal, state, county and local governmental agencies or instrumentalities.

(r) Disclosure. This Agreement, the exhibits hereto, the Financial Statements, and all certificates delivered to you pursuant to this Agreement, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the Private Placement Memorandum contains estimates and projects which have been made in good faith by the Company and no warranty of such projections is expressed or implied hereby. There is, to the best of the Company's knowledge, no fact which materially adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets which has not been set forth in this Agreement , the exhibits hereto, or the Financial Statements.

(s)     The Shares:

(i) are free and clear of any security interests, liens, claims, or other encumbrances;

(ii) have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable;

(iii) will not have been, individually and collectively, issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) will be, upon release from escrow at the termination of the Regulation S Restricted Period, issued to the Purchaser free of any transfer restrictions or legends.

(t) The Company is not currently a Reporting Issuer as defined in Regulation S and acknowledges that attaining such status is a condition precedent to the Purchaser's obligations hereunder.

(u) The sale of the Shares pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S and applicable state or foreign law.

(v) No offer to buy the Shares was made to the Company by any person in the United States.

(w) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

(x) The transactions contemplated by this Agreement:

(i) have not been prearranged with a purchaser who is in the United States or who is a U.S. Person; and

(ii) are not part of a plan or scheme to evade the registration provisions of the Act.

(y) Neither the Company, nor any affiliate of the Company, nor any person acting on their behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares, including, but not limited to, general solicitation activities or advertising.

4.   Representations  and  Warranties of the  Purchaser.   Each  Purchaser,
severally but not jointly, represents and warrants to, and agrees with, the
Company:

(a) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Shares, or the performance of the Purchaser's obligations hereunder.

(b) The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

(c) The Company has given the Purchaser the opportunity to have answered all of the Purchaser's questions concerning the Company and its business and has made available to the Purchaser all information requested by the Purchaser which is reasonably necessary to verify the accuracy of other information furnished by the Company. The Purchaser has received and evaluated all information about the Company and its business which the Purchaser deems necessary to formulate an investment decision, and does not desire any further information.

(d) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of the Purchaser to acquire the Shares.

(e) The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Issuer.

(f) No offer of the Shares was made to the Purchaser in the United States.

(g) At the time the buy order for the Shares was originated the Purchaser was located outside the United States.

(h) The Purchaser is aware that the Shares have not been and will not be registered under the Securities Act and may be offered or sold only pursuant to registration under the Securities Act or an available exemption therefrom. The Purchaser is acquiring the Shares for investment and without any present intention to engage in a distribution thereof.

(i) The Purchaser is either (i) acquiring the Shares for the Purchaser's own account; or (ii) for the account of another for which the Purchaser acts as a fiduciary, in which case the Purchaser will so advise the
Company. If acting as a fiduciary, the Purchaser makes the representations, warranties, and covenants as set forth herein on its own behalf and as agent for and on behalf of such other party.

        (j) The Purchaser has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

          (k) The Purchaser is an "Accredited Investor" as that term is defined under Rule 501 adopted pursuant to the Securities Act. "Accredited Investors" are defined in Rule 501 to include among others: (1) Various specified institutional investors (such as banks, savings and loan associations, licensed brokers or dealers, insurance companies, investment companies, small business investment companies, employee benefit plans having assets in excess of $5,000,000, and self-directed plans having investment decisions made solely by persons that are Accredited Investors);
(2) Any entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered; (3) Any person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level this year; (4) Any person whose individual net worth (or joint net worth with the person's spouse) at the time of purchase exceeds $1,000,000; (5) Directors and executive officers of Finet;
(6) Trusts with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person prescribed in Rule 506(b)(2)(ii); and
(7) Any entity in which all the equity owners are deemed accredited.

(l) The Purchaser understands that if the Company does not qualify as a Regulation S Reporting Company as of the Alternative Closing Date, appropriate legends restricting transfer will be placed on each Common Stock share certificate delivered at such time.

(m) The Purchaser:

(i) will not, during the period commencing on the Primary Closing Date and ending on the day 40 days after the Primary Closing Date, or alternatively, the period commencing on the Alternative Closing Date and ending 12 months to the day after such date (the "Restricted Period"), offer or sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or 904 of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and

(ii) will not, after the expiration of the Restricted Period, offer, sell, pledge, or otherwise transfer the Shares in the United States during the period ending 120 days from the Primary Closing Date unless such offer, sale, pledge or other transfer is pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(n) None of the Purchaser, its affiliates or any person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

(o) The transactions contemplated by this Agreement:

(i) have not been pre-arranged with a purchaser located in the United States or who is a U.S. Person; and

(ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

(p) The Purchaser has no put options, short positions, or other similar instruments with respect to any of the Company's securities and has not entered and does not have the intention of entering, into any such instruments with respect to the Shares or securities of the same class.

(q) If the Purchaser offers and sells the Shares during the Restricted Period following the Alternative Closing Date, then it will do so only (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration of the Shares under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

(r) The Purchaser understands that each person exercising a Warrant will be required to provide a certification that the Warrant is not owned by or being exercised by a U.S. Person, or an opinion of counsel, satisfactory to counsel to the Company, that the Warrant Shares have been registered or that an exemption from registration is available.

(s) The Purchaser understands that each share certificate of Common Stock and each Warrant certificate will bear a legend reflecting the foregoing.

5. Affirmative Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

(a) To refrain from engaging, and to insure that none of its affiliates will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares;

(b) To make every reasonable effort to attain the status of Reporting Issuer as that term is defined in Regulation S;
(c) In the event the Company fails to attain the status of Reporting Issuer as defined in Regulation S, it covenants that the Purchasers have the option of purchasing up to the aggregate amount of Shares offered, provided that the Restricted Period shall be 12 months instead of 40 days;
(d) The Company will appoint to its Board of Directors a person chosen by the Purchasers.
(e) To provide an opinion of counsel to the Company in a form acceptable to the Purchasers.
         (f) The Company hereby grants to each Purchaser the right of participation to purchase, pro rata, all or any part of New Securities (as defined in this Section 5(f)) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of participation, is the quotient obtained by dividing the aggregate number of shares of Common Stock held by the Purchaser plus the shares of Common Stock issuable upon the exercise of any warrants then held by the Purchaser by the sum of (x) the total number of outstanding shares of Common Stock plus (y) the total number of shares of Common Stock issuable upon conversion of all outstanding capital stock convertible into Common Stock or upon the exercise of all options and warrants to purchase the Company's Common Stock; notwithstanding the foregoing, if including in the foregoing equation shares of Common Stock which are issuable upon conversion of all outstanding capital stock convertible into Common Stock or upon the exercise of all options and warrants to purchase the Company's Common Stock results in the Purchaser receiving a lesser right of participation than if such shares are not included, then such shares shall not be included. For the purposes of this Section 5(f), Purchaser includes any general partners and affiliates of a Purchaser. A Purchaser shall be entitled to apportion the right of participation hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

(i) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwith standing the foregoing, "New Securities" does not include: (A) securities offered to the public generally pursuant to an underwritten registration statement under the Securities Act, (B) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (C) shares of the Company's Common Stock or options exercisable for the purchase of Common Stock issued to employees, officers and directors of, and consultants and franchisees to, the Company, pursuant to any incentive program approved by the Board of Directors of the Company, (D) stock issued pursuant to any currently outstanding rights or agreements including, without limitation, convertible securities, options and warrants, (E) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

(ii) In the event that the Company proposes to undertake an issuance of New Securities, it shall first make an offering of such new securities to each Purchaser by giving the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Purchaser shall have fifteen
(15) business days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(iii) In the event that the Purchaser fails to exercise the right of participation within said fifteen (15) business day period, the Company shall promptly, in writing, inform each Purchaser which purchases all the shares available to it ("Fully-Exercising Purchaser") of any other Purchaser's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Purchaser shall be entitled to purchase, pro rata, shares not subscribed for by the other Purchasers. If all New Securities are not elected to be obtained as provided herein, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

(iv) The right of participation granted under this Agreement shall expire upon the closing of an underwritten registered public offering of the Common Stock of the Company to the general public with an aggregate price to the public of not less than $10,000,000 which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

(v) The right of participation hereunder is not assignable, in whole or in part, except (A) from the Purchaser to an entity controlling, controlled by or under common control with the Purchaser and (B) from the Purchaser to a transferee of the Shares so long as such transferee acquires not less than 300,000 shares of Common Stock (appropriately adjusted for any stock split, stock dividend or similar capital reorganization).

6. Negative Covenants of the Company. The Company further covenants and agrees that without the prior written approval of the Purchasers, it will not:

(a) Engage in any business other than the business engaged in or proposed to be engaged in by the Company or any subsidiary on the date hereof and any businesses or activities substantially similar or related thereto.

(b) Issue and sell any options to purchase more than an aggregate of 1,000,000 shares of the Company's Common Stock to employees, officers and directors of, and consultants and franchisees to the Company, pursuant to any incentive program approved by the Board of Directors of the Company.

(c) Liquidate or dissolve, merge, consolidate or sell substantially all of its assets.

(d) Declare or pay any dividends; or purchase, redeem or otherwise acquire for value or make any other distribution with respect to any of the Company's capital stock, other than the repurchase of shares of capital stock from terminating or terminated employees at a price no greater than fair market value.

(e) Invest, directly or indirectly, in any business or enterprise other than in connection with the operation of its business; provided however, pending the use of the net proceeds of this offering in its businesses the Company may invest such net proceeds in short term interest bearing deposits and securities.

         (f) By amendment of its articles of incorporation, through the acquisition of Monument Mortgage, Inc. and Preference America Mortgage Network, through the voluntary reorganization or recapitalization, or through any transfer of its assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

7. Conditions Precedent to the Purchasers' Obligations. The obligations of the Purchasers hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent on or before the Closing Date:

(a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchasers, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

(b) After the date hereof until the Closing Date there shall not have occurred:

(i) any change, or any development involving a prospective change, in either (A) the condition, financial or otherwise, or in the earnings, business or operations, or in or affecting the properties of the Company or
(B) the financial or market conditions or circumstances in the United States, in either case which, in the Purchaser's judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Shares;

(ii) an imposition of a new legal or regulatory restriction not in effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale, or delivery of the Shares; or

(iii) a suspension, or material limitation of, trading (A) generally on or by the New York Stock Exchange or NASDAQ, or (B) of any securities of the Company on any exchange or in any over-the-counter market.

         (c) Effective as of the Closing Date, the Company's Board of Directors shall include one person designated by the Purchasers.

         (d) By or before the Primary Closing Date the Company shall have satisfied the conditions for becoming a Reporting Company as defined in Rule 902(l) of Regulation S of the Securities Act.

8. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Purchasers of its obligations hereunder and to the satisfaction of the following additional condition precedent:

The representations and warranties made by the Purchasers in this Agreement shall, unless waived by the Company, be true and correct at the Closing Date, with the same force and effect as if they had been made on, and as of, the Closing Date.

9.  Registration Rights

(a) Request for Registration. In case the Company shall receive from the Purchaser a written request that the Company effect any registration, qualification, or compliance with respect to all or a part of the Shares the Company will: (i) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications and compliances (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Purchaser's Shares as are specified in such request, together with all or such portion of the Shares of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this clause (i): (A) After the Company has effected two such registrations pursuant to this subparagraph (i) and such registrations have been declared or ordered effective; or (B) If the amount of securities being offered for sale is less than 25 percent of the Shares.

Subject to the foregoing clauses (A) through (B), the Company shall file a registration statement covering the Shares so requested to be registered as soon as practical, but in any event within ninety days, after receipt of the request or requests of the Purchaser; provided, however, that if the Company shall furnish to such Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and it stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety days within which to file such registration statement.

(b) In the event registration of the Shares does not become effective within 150 days after the final closing of the Shares for any reason other than matters beyond the control of the Company, the Purchasers shall be granted Common Stock Purchase Warrants, pro rata in proportion to their
Common Stock purchase, in an aggregate amount of 500,000 shares at $0.50 per share and 500,000 shares at $1.00 per share.

(c) Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company.

(d)     Indemnification.

(i) The Company will indemnify the Purchaser with respect to such registration, qualification, or compliance effected pursuant to this paragraph, and each underwriter, if any, and each person who controls any underwriter of the Shares held by or issuable to the Purchaser, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Purchaser or underwriter specifically for use therein.

(ii) The Purchaser will, if Shares held by or issuable to such Purchaser are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser specifically for use therein.

(iii) Each party entitled to indemnification under this paragraph (d) (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(e) Transfer of Registration Rights. The rights to cause the Company to register your securities granted to you by the Company under Section 9(a) may be assigned by you to a transferee or assignee of any of your Shares, provided, that the Company is given written notice by you at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

10. Fees and Expenses. The Purchaser and the Company each agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company agrees to pay the fees, expenses and disbursements of the Purchaser's counsel.

11. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party, and will survive delivery of any payment of the Shares.

12. Notices. All communications hereunder shall be in writing, and, if sent to the Purchasers shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchasers at the addresses listed on the attached Schedule of Purchasers.

 with a copy  sent to:

            Roger S. Mertz, Esq.
            Severson & Werson
            One Embarcadero Center, 26th Floor
            San Francisco, CA 94111
            Tel: (415) 398-3344
            Fax: (415) 956-0439

or, if sent to the Company, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Company at:

Finet Holdings Corporation
235 Montgomery Street, #750
San Francisco, CA 94104
Tel: (415) 658-4150
Fax: (415) 658-4155

with a copy sent to:

            William D. Evers, Esq.
            Miller, Mailliard & Culver, LLP
            155 Montgomery Street, Suite 1212
            San Francisco, CA 94104
            Tel:  (415) 391-4291
            Fax:  (415) 391-4292

13. Miscellaneous.

(a) This Agreement may be executed in one or more counterparts and it is not necessary that signature of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

(b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 9 hereof, the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

(d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

    COMPANY:

FINET HOLDINGS CORPORATION



By:
President

            (Signature Page to Common Stock Purchase Agreement)




                              ________________________________________
                              JOSE MARIA SALEMA GARCAO



                              ________________________________________
                              LUIS JORGE SERRAS




                              JOSE OSVALDO GOMES




                              ARMANDO JOSE RINALDI BALBI




                              EDUARDO GUEDES Q. DE MENDIA




                              CARLOS SPYNOLA TEIXEIRA




                              Dr. JOSE  DIOGO FERREIRA MARTINS




                              JOSE FILIPE NOBRE GUEDES

           (Signature Page No. 2 to Common Stock Purchase Agreement)




                              FILIPE SOARES FRANCO




                              MONICA ALBUQUERQUE D'OREY




                              FILIPA FERREIRA MARTINS




                              MANUEL D'OREY CAPUCHO




                              DR. MIGUEL FERREIRA DE ALMEIDA

                                   EXHIBIT A

                         FINET HOLDINGS CORPORATION
              MATERIAL  CONTRACTS, AGREEMENTS AND INSTRUMENTS


1. Finet Holdings Corporation and Monument Mortgage, Inc. Reorganization Agreement, dated December 30, 1996;

2. Stock Purchase Agreement between Finet Holdings Corporation and Preference America Mortgage Network , dated December 30, 1996.